SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  Novemeber 14, 2008

Blue Earth Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-140438	26-2332192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13511 Granville Ave , Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  352-729-0150

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 14, 2008, the board of directors appointed Romulo Fernando Tachna Felix to serve as a member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Mr. Felix, 45, has been self-employed since August 2000 in Los Mochis, Mexico, focusing in the agricultural and retail gas station businesses.  Previously, from 1995 until 2000, Mr. Felix served as Corporate MIS Director of Coca-Cola Bottling Group in Tijuana, Mexico. Mr. Felix is a graduate of ITESM Campus Monterrey in Monterrey, Mexico, where he earned a degree in Computer Science in 1988.

There are no family relationships between Mr. Felix and any of our directors or executive officers.

Mr. Felix has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

At this time, we do not have any employment agreement with Mr. Felix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
CEO

Date:         Novemeber 14, 2008